For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. Ford U.S. Sales Rise 7.1% to Nearly 2 Million Vehicles in 2023  America’s No. 1 Truck Seller; F-Series Leads Across Gas, Hybrid and Electric  America’s No. 1 Commercial Vehicle Seller; Ford Commercial Vans Top Sales for 45th Straight Year  America’s No. 2 Electric Vehicle Brand; EV Sales Rose 18 percent  Record Sales of Bronco Family and Maverick Bring New Customers to Brand  Poised for Growth in 2024 with New F-150, Ranger, Explorer, Expedition and Lincoln Aviator, Navigator, Nautilus DEARBORN, Mich., January 4, 2024 – Ford continued to broaden consumers’ options in 2023, solidifying its leadership in gas vehicle lines with its best-selling trucks and vans, while also accelerating sales of its electric and hybrid vehicles to new records. Ford’s electric vehicles posted record Q4 sales to cap off a record EV year. Ford sold 25,937 EVs in Q4 (up 24 percent over Q3 sales) and 72,608 vehicles for the year (up 18 percent). Growth came from America’s best-selling electric truck, F-150 Lightning (up 74 percent for Q4) and Mustang Mach-E sales of 40,771 for the year – up 3 percent for the year and its best year of sales since first launched in 2021. Ford’s E-Transit was America’s best-selling electric van nameplate in 2023 on sales of 7,672 – up 18 percent over 2022. “In a year of challenges, from a labor strike to supply issues, our amazing lineup of gas, electric and hybrid vehicles and our fantastic dealers delivered solid growth and momentum. We have the products that customers want,” said Jim Farley, Ford president and CEO. “I am especially proud Ford remained the No. 2 EV brand in America and our next-gen, digitally advanced new EVs are on the way. “Now we are spring-loaded for 2024 with new versions coming of our most popular trucks and SUVs, a full year of new Super Duty and Mustang, and a big year for Lincoln.” Total Ford hybrid sales accelerated at year’s end with record Q4 sales of 37,229 vehicles – up 55 percent. For the year, Ford hybrid vehicle sales were up 25 percent on record annual sales. Ford has both the first and second best-selling hybrid trucks in America, with Maverick Hybrid sales totaling 52,361 trucks, a 67 percent gain and more than half of Maverick’s total sales in 2023. Total Maverick sales were up 26.5 percent. The F-150 Hybrid posted sales gains of 41 percent over a year ago on 2023 sales of 50,103. Ford 2023 sales totaled 1,995,912 vehicles – up 7.1 percent over 2022 and the best since 2020. Ford America’s Truck Leader For the 47th year in a row, Ford F-Series was America’s best-selling truck and America’s best-selling vehicle for the 42nd year in a row. It’s a streak that spans four generations and has lasted longer than the entire lifespan of many other popular consumer products. In addition, the Ford F-150 Lightning was the No. 1 selling electric truck and the F-150 Hybrid the No. 1 selling full-size hybrid truck for 2023. In total, 750,789 customers chose a new Ford F-Series truck in 2023.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 Ford again was the No. 1 selling truck manufacturer for Q4 and for full year 2023, providing customers what they want with electric, hybrid or gas-powered trucks. Ford sold 1,081,777 trucks and vans in 2023 – up 13 percent and outselling the second place’s total pickup and van sales by more than 65,000 for the year. “Ford has the vehicle a customer wants – that has been key to our success in 2023, with our continued dominance in trucks and SUVs. We saw strong gains coming from gas-powered vehicles and record setting sales for our hybrid and electric vehicles,” said Andrew Frick, president, Ford Blue. “Customers know they get choice when they come to Ford. None of our competitors offer the powertrain choices that Ford has become known for in trucks. And it will continue with the launch of the new F-150 later this month.” Ford F-Series expanded its lead in 2023, on sales of 750,789 – up 15 percent over the previous year and outselling second place Silverado by about 200,000 trucks. Gas- and diesel-powered F-Series sales were up 12 percent, while top selling F-150 Lightning and F-150 Hybrid achieved record sales for the year – up 55 and 41 percent, respectively. Ford and Lincoln SUVs posted strong sales in 2023 – Bronco Family (up 8 percent), Edge (up 24 percent) and Expedition (up 18 percent). For the year, Lincoln Navigator sales expanded 33 percent on sales of 17,549. Lincoln SUVs closed the quarter up 9 percent on the strength of Aviator (up 11 percent) and Nautilus (up 42 percent). Ford Pro Commercial Sales Success The Ford Transit van was America’s No. 1 selling commercial van. Ford’s commercial vans have been a source of strength through the entire year marking 45 straight years of commercial van leadership, with sales up 21 percent in 2023 on sales of 190,016 vans. Transit van sales climbed 30 percent on sales of 129,009 for the year. Ford E-Series vans increased 34 percent this year on sales of 42,957 cutaway vans. Ford Blue Model e Ford Pro Fast Start for all-new Mustang Record EV Sales Commercial Vehicle Leadership Ford’s all-new 2024 Mustang initiated sales in August. Strong momentum continued into Q4 with total sales of 13,290 – up 21 percent. For the year, Ford’s EV sales were up across the board, with F-150 Lightning, Mustang Mach-E and E- Transit all up 55, 3 and 18 percent, respectively. Ford was America’s No. 2 EV brand in 2023. Ford was No. 1 in commercial vehicles based on the most recent registration data through October. Commercial truck and van share grew to 40 percent, up 0.9 percentage points from the same period a year ago in class 1 -7.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 3 About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 177,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. *U.S. sales volume reflects transactions with (i) retail and fleet customers (as reported by dealers), (ii) government and (iii) Ford management. Average transaction pricing based on J.D. Power and Associates PIN data. Contact: Said Deep, sdeep@ford.com, 313-594-0592